UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     July 3, 2018

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

Commencement of Litigation Against Prior Management and Related Parties

In its Current Report on Form 8-K, filed April 9, 2018, Applied Energetics, Inc. indicated that its management was engaged in corporate due diligence on previous company financial and stock transactions with particular attention on large dilutive events, including issuance of shares that were registered on the Company’s Registration Statement on Form S-1 and as executive compensation from March 2, 2015.

On July 3, 2018, having determined that sufficient evidence existed of wrongdoing by prior management, with our legal counsel, Enterprise Counsel Group, located in Irvine, CA and our Delaware counsel located in Wilmington, DE, we commenced a lawsuit in the Court of Chancery of the State of Delaware.

In connection with the lawsuit, we have filed a Verified Complaint with the following six causes of action:

1.	Breach of Fiduciary Duty of Loyalty against George Farley

2.	Breach of Fiduciary Duty of Care against George Farley

3.	Aiding and Abetting Breach of Fiduciary Duty against AnnMarieCo LLC (“AMC”)

4.	Conversion against George Farley

5.	Fraudulent Transfer against George Farley and AMC

6.	Injunctive Relief against George Farley and AMC

We have also filed for a Temporary Restraining Order to prohibit the shares indicated in the complaint to be transferred or sold until the court makes a final judgement.

Item 9.01 Exhibits

99       Copy of introduction to verified complaint and TRO. (Complete copies of the complaint and TRO are available on the State of Delaware Chancery Court website at https://morrisjames.sharefile.com/d-s21445985f9842f19)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.
(Registrant)

By:	/s/ Thomas C Dearmin
Thomas C Dearmin
Acting Chief Executive Officer

Date: July 9, 2018